MCGLADREY & PULLEN, LLP
                 Certified Public Accountants and Consultants







                        CONSENT OF INDEPENDENT AUDITORS



      We hereby consent to the use of our report dated June 9, 1995 on the financial statements of Centura Equity Growth Fund, Centura Federal Securities Income Fund and Centura North Carolina Tax-Free Bond Fund, series of Centura Funds, Inc., referred to therein in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A File No. 33-75926 as filed with the Securities and Exchange Commission.

      We also consent to the reference to our firm in each Statement of Additional Information under the caption "Independent Accountants" and in each Prospectus under the caption "Financial Highlights."


                                                /s/ McGladrey & Pullen LLP


New York, New York
January 13, 1997